EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 Nos. 33-82968, 33-98896, 333-04633, 333-82183 and 333-58192 pertaining to the Movie Gallery, Inc. 1994 Stock Plan, as amended;

Form S-8 No. 333-19240 pertaining to the Movie Gallery, Inc. 2003 Stock Plan;

Form S-8 No. 333-109241 pertaining to the Movie Gallery, Inc. 2003 Employee Stock Purchase Plan; and

Form S-3 No. 33-95854 of Movie Gallery, Inc. and the related Prospectus,

of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Movie Gallery, Inc.; Movie Gallery, Inc. management’s assessment of the effectiveness of internal control over financial reporting; and the effectiveness of internal control over financial reporting of Movie Gallery, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended January 2, 2005.

/s/Ernst & Young LLP

Birmingham, Alabama
March 14, 2005